Exhibit 99.1

Comcast Corporation and Comcast Cable Communications, LLC Commence Offers to Purchase for Cash Certain of their Outstanding Senior Debt Securities

Philadelphia, Pennsylvania, May 27, 2026 —Comcast Corporation, a Pennsylvania corporation (the “Company”) today announced that it has commenced cash tender offers to purchase any and all of its outstanding 2.350% Notes due 2027; 3.300% Notes due February 2027; 3.300% Notes due April 2027; 4.150% Notes due 2028; 3.150% Notes due 2028; 3.550% Notes due 2028; 5.100% Notes due 2029; 4.550% Notes due 2029; 4.250% Notes due 2030; 3.400% Notes due 2030 and 2.650% Notes due 2030 (together, the “Company Notes”) (collectively, the “Company Offers”) for the consideration described below. Comcast Cable Communications, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Comcast Cable” and, together with the Company, the “Issuers”) has commenced separate cash tender offers to purchase any and all of its outstanding 8.500% Notes due 2027 and 7.125% Notes due 2028 (together, the “Comcast Cable Notes” and, together with the Company Notes, the “Notes”) (the “Comcast Cable Offers” and, together with the Company Offers, the “Offers” and each, an “Offer”) for the consideration described below.

Subject to the Consideration Cap Condition (as defined below), the series of Notes that are purchased in the Offers will be based on the acceptance priority levels (each, an “Acceptance Priority Level”) set forth in the table below. If a given series of Notes is accepted for purchase pursuant to the Offers, all Notes of that series that are validly tendered and not validly withdrawn will be accepted for purchase. No series of Notes will be subject to proration pursuant to the Offers.

The Offers are made upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 27, 2026 relating to the Notes (the “Offer to Purchase”) and the notice of guaranteed delivery attached as Appendix A to the Offer to Purchase (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this news release have the meanings given to them in the Offer to Purchase.

Acceptance Priority Level(1)	Title of Notes	Principal Amount Outstanding	CUSIP / ISIN Nos.(2)	Par Call Date(3)	Maturity Date	Reference Security(4)	Bloomberg Reference Page(4)	Fixed Spread (Basis Points)(4)
1	2.350% Notes due 2027 issued by the Company	$1,400,000,000	20030NBW0 / US20030NBW02	October 15, 2026	January 15, 2027	4.000% U.S. Treasury due January 15, 2027	FIT3	+5
2	3.300% Notes due February 2027 issued by the Company	$1,250,000,000	20030NBY6 / US20030NBY67	November 1, 2026	February 1, 2027	4.125% U.S. Treasury due January 31, 2027	FIT3	+5
3	3.300% Notes due April 2027 issued by the Company	$638,976,000	20030NDK4 / US20030NDK46	February 1, 2027	April 1, 2027	3.875% U.S. Treasury due March 31, 2027	FIT3	+5
4	8.500% Notes due 2027 issued by Comcast Cable	$206,580,000	20029PAH2 / US20029PAH29	N/A	May 1, 2027	4.000% U.S. Treasury due May 31, 2028	FIT1	+25
5	4.150% Notes due 2028 issued by the Company	$3,220,877,000	20030NCT6 / US20030NCT63	July 15, 2028	October 15, 2028	4.000% U.S. Treasury due May 31, 2028	FIT1	+20
6	3.150% Notes due 2028 issued by the Company	$1,298,079,000	20030NCA7 / US20030NCA72	November 15, 2027	February 15, 2028	4.000% U.S. Treasury due May 31, 2028	FIT1	+10
7	7.125% Notes due 2028 issued by Comcast Cable	$292,883,000	872287AL1 / US872287AL19	N/A	February 15, 2028	4.000% U.S. Treasury due May 31, 2028	FIT1	+15
8	3.550% Notes due 2028 issued by the Company	$784,735,000	20030NCH2 / US20030NCH26	February 1, 2028	May 1, 2028	4.000% U.S. Treasury due May 31, 2028	FIT1	+15
9	5.100% Notes due 2029 issued by the Company	$600,632,000	20030NEH0 / US20030NEH08	May 1, 2029	June 1, 2029	3.875% U.S. Treasury due May 15, 2029	FIT1	+20
10	4.550% Notes due 2029 issued by the Company	$832,642,000	20030NED9 / US20030NED93	December 15, 2028	January 15, 2029	3.875% U.S. Treasury due May 15, 2029	FIT1	+20
11	4.250% Notes due 2030 issued by the Company	$1,500,000,000	20030NCU3 / US20030NCU37	July 15, 2030	October 15, 2030	3.875% U.S. Treasury due April 30, 2031	FIT1	+35
12	3.400% Notes due 2030 issued by the Company	$1,600,000,000	20030NDG3 / US20030NDG34	January 1, 2030	April 1, 2030	3.875% U.S. Treasury due April 30, 2031	FIT1	+30
13	2.650% Notes due 2030 issued by the Company	$1,600,000,000	20030NDA6 / US20030NDA63	November 1, 2029	February 1, 2030	3.875% U.S. Treasury due April 30, 2031	FIT1	+30

(1)	Subject to the satisfaction or waiver by the Issuers of the conditions of the Offers described in the Offer to Purchase, if the Consideration Cap Condition is not satisfied with respect to all series of Notes, we will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in this table (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 13 being the lowest Acceptance Priority Level). It is possible that a series of Notes with a particular Acceptance Priority Level will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

(2)	No representation is made by the Issuers as to the correctness or accuracy of the CUSIP numbers or ISINs listed in the Offer to Purchase or printed on the Notes. They are provided solely for convenience.

(3)	For each series of Notes, the calculation of the applicable Total Consideration (as defined below) may be performed to either the maturity date or such par call date, in accordance with standard market convention. See Annex A to the Offer to Purchase for an overview of the calculation of the Total Consideration (including additional detail regarding the use of par call dates in such calculations).

(4)	The total consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000 principal amount of such series of Notes validly tendered for purchase will be based on the applicable fixed spread (as specified in this table, the “Fixed Spread”) for such series of Notes, plus the applicable yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury reference security as specified in this table (as applicable to each such series of Notes, the “Reference Security”) as quoted on the applicable Bloomberg page (with respect to each Reference Security, the “Bloomberg Reference Page”) as of 2:00 p.m. (Eastern time) on June 2, 2026, unless extended by the applicable Issuer with respect to the applicable Offer (such date and time with respect to an Offer, as the same may be extended by the applicable Issuer with respect to such Offer, the “Price Determination Date”). The sum of the Fixed Spread and the Reference Yield is referred to as the “Offer Yield.” The formula for determining the Total Consideration is set forth on Annex A to the Offer to Purchase. See “Description of the Offers—Determination of the Total Consideration” in the Offer to Purchase. The Total Consideration does not include the applicable Accrued Coupon Payment, which will be payable in cash in addition to the applicable Total Consideration.

The Offers will expire at 5:00 p.m. (Eastern time) on June 2, 2026, unless extended or earlier terminated (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). Notes tendered for purchase may be validly withdrawn at any time at or prior to 5:00 p.m. (Eastern time) on June 2, 2026 (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Withdrawal Date”).

For Holders who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Tender Offer Documents, the deadline to validly tender Notes using the Guaranteed Delivery Procedures (as defined in the Offer to Purchase) is expected to be 5:00 p.m. (Eastern time) on June 4, 2026, the second business day after the Expiration Date, unless extended with respect to any Offer (the “Guaranteed Delivery Date”).

Provided that all conditions to the Offers have been satisfied or waived by the Issuers by the Expiration Date, the Issuers will pay the Total Consideration in respect of all Notes validly tendered and not validly withdrawn at or prior to the Expiration Date (and accepted for purchase by the Issuers) on the “Settlement Date,” which is expected to be June 5, 2026, the third business day after the Expiration Date and the first business day after the Guaranteed Delivery Date, unless extended by the Issuers with respect to any Offer (the “Settlement Date”).

Upon the terms and subject to the conditions set forth in the Offer to Purchase, Holders whose Notes are accepted by the Issuers for purchase in the Offers will receive the applicable Total Consideration for each $1,000 principal amount of such Notes in cash on the Settlement Date. Promptly after 2:00 p.m. (Eastern time) on June 2, 2026, the Price Determination Date, unless extended with respect to any Offer, the Issuers will announce in a press release specifying, among other things, the Total Consideration applicable to each series of Notes.

In addition to the applicable Total Consideration, Holders whose Notes are accepted by the Issuers for purchase pursuant to an Offer will receive a cash payment equal to the accrued and unpaid interest on such Notes from and including the immediately preceding interest payment date for such Notes to, but excluding, the Settlement Date (the “Accrued Coupon Payment”). Interest will cease to accrue on the Settlement Date for all Notes accepted for purchase in the Offers. Under no circumstances will any interest be payable because of any delay in the transmission of funds to Holders by The Depository Trust Company (“DTC”) or its participants.

The Issuers’ obligation to complete an Offer with respect to a particular series of Notes validly tendered is conditioned on the satisfaction of conditions described in the Offer to Purchase, including that the aggregate Total Consideration payable for all Notes purchased in the Offers (the “Aggregate Consideration Amount”) not exceed $3,750,000,000 (the “Consideration Cap Amount”), and on the Consideration Cap Amount being sufficient to pay the Total Consideration for all validly tendered and not validly withdrawn Notes of such series (after accounting for all validly tendered Notes that have a higher Acceptance Priority Level) (the “Consideration Cap Condition”). Each Issuer reserves the right, but is under no obligation, to increase or waive the Consideration Cap Amount, in its sole discretion subject to applicable law, with or without extending the Withdrawal Date. No assurance can be given that the Issuers will increase or waive the Consideration Cap Amount. If Holders tender more Notes in the Offers than they expect to be accepted for purchase based on the Consideration Cap Amount and the Issuers subsequently accept more than such Holders expected of such Notes tendered as a result of an increase of the Consideration Cap Amount, such Holders may not be able to withdraw any of their previously tendered Notes. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase.

If the Consideration Cap Condition is not satisfied with respect to each series of Notes, then the Issuers may, at any time on or prior to the Expiration Date and with respect to (i) the series of Notes with the highest Acceptance Priority Level (the “First Non-Covered Notes”) for which the Consideration Cap Amount is less than the sum of (x) the Aggregate Consideration Amount for all validly tendered First Non-Covered Notes and (y) the Aggregate Consideration Amount for all validly tendered Notes of all series having a higher Acceptance Priority Level than the First Non-Covered Notes as set forth in the table above (with 1 being the highest Acceptance Priority Level and 13 being the lowest Acceptance Priority Level), and (ii) each series of Notes with an Acceptance Priority Level lower than the First Non-Covered Notes (together with the First Non-Covered Notes, the “Non-Covered Notes”):

(1)	terminate an Offer with respect to one or more series of Non-Covered Notes for which the Consideration Cap Condition has not been satisfied, and promptly return all validly tendered Notes of such series, and any other series of Non-Covered Notes, to the respective tendering Holders; or

(2)	waive the Consideration Cap Condition with respect to one or more series of Non-Covered Notes and accept all Notes of such series, and of any series of Notes having a higher Acceptance Priority Level, validly tendered; or

(3)	if there is one or more series of Non-Covered Notes with a lower Acceptance Priority Level than the First Non-Covered Notes (the Notes in respect of any such series, the “Applicable Non-Covered Notes”) for which:

(a)	the Aggregate Consideration Amount necessary to purchase all validly tendered Applicable Non-Covered Notes of such series, plus

(b)	the Aggregate Consideration Amount necessary to purchase all validly tendered Notes of all series having a higher Acceptance Priority Level than such series of Applicable Non-Covered Notes, other than (x) the First Non-Covered Notes and (y) any other series of Non-Covered Notes having a higher Acceptance Priority Level than such series of Applicable Non-Covered Notes that would not satisfy the conditions of this clause (3), is equal to, or less than, the Consideration Cap Amount, accept all validly tendered Applicable Non-Covered Notes of such series.

It is possible that a series of Notes with a particular Acceptance Priority Level will fail to meet the conditions set forth above and therefore will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level is accepted for purchase.

If any series of Notes is accepted for purchase pursuant to the Offers, all Notes of that series that are validly tendered will be accepted for purchase. No series of Notes will be subject to proration pursuant to the Offers.

For purposes of determining whether the Consideration Cap Condition is satisfied, the Issuers will assume that all Notes tendered pursuant to the Guaranteed Delivery Procedures will be duly delivered at or prior to the Guaranteed Delivery Date and the Issuers will not subsequently adjust the acceptance of the Notes in accordance with the Acceptance Priority Levels if any such Notes are not so delivered. Each Issuer reserves the right, subject to applicable law, to waive the Consideration Cap Condition with respect to any Offer.

The Offers are subject to the satisfaction of these and certain other conditions as described in the Offer to Purchase. Each Issuer reserves the right, subject to applicable law, to waive any and all conditions to any Offer. If any condition is not satisfied, the Issuers are not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate or alter any or all of the Offers. The Offers are not conditioned on the tender of any aggregate minimum principal amount of Notes of any series (subject to minimum denomination requirements as set forth in the Offer to Purchase), the Offers are not subject to a financing condition, and none of the Offers is conditioned on the consummation of any of the other Offers by the Issuers.

The Issuers have retained Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC to act as dealer managers (the “Dealer Managers”) for the Offers. Questions regarding the terms and conditions for the Offers should be directed to:

Morgan Stanley	Wells Fargo Securities

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036 Toll Free: (800) 624-1808 Collect: (212) 761-1057 Email: LMNY@morganstanley.com Attention: Liability Management Group

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Toll Free: (866) 309-6316
Collect: (704) 410-4235
Email: liabilitymanagement@wellsfargo.com
Attention: Liability Management Group

Global Bondholder Services Corporation will act as the Information and Tender Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Offer to Purchase may be directed to:

Global Bondholder Services Corporation

Offers Website: https://gbsc-usa.com/comcast
65 Broadway - Suite 404

New York, NY 10006

Banks and Brokers call: (212)430-3774
All others call Toll Free: (855) 654-2015

You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Tender Offer Documents can be accessed at the following link: https://gbsc-usa.com/comcast.

If an Issuer terminates any of its Offers with respect to one or more series of Notes, it will give prompt notice to the Information and Tender Agent, and all Notes tendered pursuant to such terminated Offer will be returned promptly to the tendering Holders thereof. With effect from such termination, any Notes blocked in DTC will be released.

Holders of Notes are advised to check with each bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that Holder to be able to participate in, or withdraw their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

Offer and Distribution Restrictions

This news release is for informational purposes only. This news release is not an offer to purchase or a solicitation of an offer to sell any Notes or any other securities of the Issuers or any of its subsidiaries. The Offers are being made solely pursuant to the Offer to Purchase and the related Notice of Guaranteed Delivery. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In any jurisdiction in which the securities or “blue sky” laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to have been made on behalf of the Issuers by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. None of the Issuers, the Information and Tender Agent or the Dealer Managers, nor any of their affiliates, makes any recommendation as to whether Holders should tender or refrain from tendering all or any portion of their Notes in response to the Offers.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this news release, the Offer to Purchase or any material relating to the Issuers or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this news release, the Offer to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company. From the connectivity and platforms we provide, to the content and experiences we create, our businesses reach hundreds of millions of customers, viewers, and guests worldwide. We deliver world-class broadband, wireless, and video through Xfinity, Comcast Business, and Sky; produce, distribute, and stream leading entertainment, sports, and news through brands including NBC, Telemundo, Universal, Peacock, and Sky; and bring incredible theme parks and attractions to life through Universal Destinations & Experiences. Visit www.comcastcorporation.com for more information.

Caution Concerning Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements about, among other things, the terms and timing for completion of the Offers, including the acceptance for purchase of Notes validly tendered, the Consideration Cap Amount, the expected Expiration Date and Settlement Date. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual results to differ materially from these forward-looking statements include changes in and/or risks associated with: the competitive environment; consumer behavior; the advertising market; consumer acceptance of our content; programming costs; key distribution and/or licensing agreements; use and protection of our intellectual property; our reliance on third-party hardware, software and operational support; keeping pace with technological developments; cyber attacks, security breaches or technology disruptions; weak economic conditions; acquisitions and strategic initiatives; operating businesses internationally; natural disasters, severe weather-related and other uncontrollable events; loss of key personnel; labor disputes; significant tax liability if the separation of Versant is not tax-free; laws and regulations; adverse decisions in litigation or governmental investigations; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Investor Contacts:
Marci Ryvicker (215) 286-4781
Jane Kearns (215) 286-4794

Press Contacts:
Jennifer Khoury (215) 286-7408
John Demming (215) 286-8011